Amended and Restated Establishment and
                  Designation of Series of Shares of Beneficial
                    Interest, Par Value $0.0001 Per Share, of
                                   PIMCO Funds
          (formerly Pacific Investment Management Institutional Trust)


                                February 25, 1992


     The undersigned, being at least a majority of the Trustees of PIMCO Funds (the "Trust") (formerly Pacific Investment Management Institutional Trust), a Massachusetts business trust established by a Declaration of Trust dated February 19, 1987, as amended from time to time (the "Declaration"), acting pursuant to Sections 4.11 and 5.12 of the Declaration, hereby amend and restate the initial Establishment and Designation of Series of Shares of Pacific Investment Institutional Trust dated April 29, 1987, the Establishment and Designation of Series of Shares of Pacific Investment Management Institutional Trust dated May 28, 1991, and the Establishment and Designation of Series of Shares of Pacific Investment Management Institutional Trust dated May 28, 1991, and the Establishment and Designation of Series of Shares of Pacific Investment Management Institutional Trust dated August 27, 1991 as follows:

         FIRST: Pursuant to Section 5.11 and to Section 5.12(e) of the Declaration, the series of Shares of the Trust hitherto established and designated (the "Funds") shall be redesignated as follows, without in any way changing the rights or privileges of the Funds or their shareholders:

Series Originally Established                                                   Redesignated Series

Low Duration Portfolio                                                          Low Duration Fund
Low Duration Portfolio                                                          Low Duration Fund
Mortgage Plus Portfolio                                                         Mortgage Plus Fund
Short-Term Portfolio                                                            Short-Term Fund
Total Return Portfolio                                                          Total Return Fund
Growth Stock Portfolio                                                          Growth Stock Fund
Market Mirror Stock Portfolio                                                   Market Mirror Stock Fund
International Portfolio                                                         International Fund
Global Portfolio                                                                Global Fund
Foreign Portfolio                                                               Foreign Fund
Low Duration Divestiture Portfolio                                              Low Duration Divestiture Fund
Total Return Divestiture Portfolio                                              Total Return Divestiture Fund
High Yield Portfolio                                                            High Yield Fund
Total Return Portfolio II                                                       Total Return Fund II
Low Duration Portfolio II                                                       Low Duration Fund II
Income and Capital Preservation Portfolio                                       Income and Capital Preservation Fund
Income and Capital Preservation Portfolio II                                    Income and Capital Preservation Fund II


     SECOND: The Funds shall have the following special and relative rights:

     1. The Funds shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective prospectuses and registration statement under the Securities Act of 1933. Each share of beneficial interest of a Fund ("Share") shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated to the Fund and shall be entitled to receive its pro rata share of net assets of the Fund upon liquidation of the Fund, all as provided in the Declaration.

     2. Shareholders of each Fund shall vote separately as a class on any matter, except, consistent with the Investment Company Act of 1940, as amended ("the Act"), and the rules and the Trust's registration statement thereunder, with respect to (i) the election of Trustees, (ii) any amendment of the Declaration of Trust, unless the amendment affects fewer than all classes of shares, in which case only shareholders of the affected classes shall vote, and
(iii) ratification of the selection of auditors. In each case of separate voting, the Trustees shall determine whether, for the matter to be effectively acted upon within the meaning of Rule 18f-2 under the Act (or any successor rule) as to a Fund, the applicable percentage (as specified in the Declaration, or the Act and the rules thereunder) of the shares of that Fund alone must be voted in favor of the matter, or whether the favorable vote of such applicable percentage of the shares of each Fund entitled to vote on the matter is required.

     3. The assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 5.11 of the Declaration, except that only the preexisting Funds shall bear their allocable portion of the remaining unamortized costs incurred and payable in connection with their organization and registration; costs of establishing subsequent Series and of the registration and public offering of their Shares shall be amortized for such Series over the period beginning on the date such costs become payable and ending sixty months thereafter.

     4. The Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of the Funds hereby created, or to otherwise change the special and relative rights of such Funds, provided that such change shall not adversely affect the rights of the Shareholders of such Funds.

     IN WITNESS WHEREOF, the undersigned have executed this instrument the 25th day of February, 1992.


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